EXHIBIT 32.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Annual Report on Form 10-K of Pressure BioSciences, Inc., a Massachusetts corporation (the “Company”) for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the  “Report”),  Richard T. Schumacher, President and Chief Executive Officer, of Pressure BioSciences, Inc., a Massachusetts corporation (the “Company”), do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that:

(1)          The  Report  of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 27, 2012	/s/ Richard T. Schumacher
Richard T. Schumacher
President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Pressure BioSciences, Inc., and will be retained by Pressure BioSciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.